EXHIBIT 10.1

AMENDMENT TO THE MANAGEMENT AGREEMENT

This AMENDMENT dated as of the 1st day of January, 2012, to the AMENDED AND RESTATED MANAGEMENT AGREEMENT made as of the 29th day of April, 2011, among CERES MANAGED FUTURES LLC, a Delaware limited liability company (“CMF”), ABINGDON FUTURES FUND L.P., a New York limited partnership (the “Partnership”) and WINTON CAPITAL MANAGEMENT LIMITED, a United Kingdom company (the “Advisor”).

W I T N E S S E T H:

WHEREAS, CMF, the Partnership and the Advisor wish to amend the Amended and Restated Management Agreement dated as of April 29, 2011, to increase the amount of leverage used to manage the Partnership’s assets.

NOW, therefore, the parties agree as follows:

1. The first sentence of Paragraph 1(c) shall be deleted and replaced by the following:

The allocation of the Partnership’s assets to the Advisor will be made to the Program as described in the Disclosure Document, provided that CMF and the Partnership agree that the amount of leverage applied to the assets of the Partnership allocated to the Advisor by CMF shall be up to (but not in excess of) 1.5 times the assets of the Partnership allocated to the Advisor by CMF (the “Trading Level”), unless otherwise agreed by the parties hereto in writing.  The Advisor shall trade the Partnership’s assets on the basis of the Trading Level.

2. In all other respects the Management Agreement remains unchanged and of full force and effect.

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first above written.

CERES MANAGED FUTURES LLC

By  /s/  Walter Davis
Walter Davis
President

ABINGDON FUTURES FUND L.P.

By:  Ceres Managed Futures LLC
(General Partner)

By  /s/ Walter Davis
Walter Davis
President

WINTON CAPITAL MANAGEMENT LIMITED

By  /s/  Rajeev Patel
Rajeev Patel
Director, Winton Capital Management Limited